ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number 20140781096-98 Filing Date and Time 11/26/2014 10:34 AM Entity Number E0597142014-6

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	LINKREASE, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: REGISTERED AGENTS INC. Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 1000 — Par value per share: $ 0.00010 — Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) DANTE GRASSO Name 401 RYLAND STREET SUITE 200-A (Street Address) / RENO (City) / NV (State) / 89502 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. DANTE GRASSO (Name) — X DANTE GRASSO (Incorporator Signature) 401 RYLAND STREET SUITE 200-A (Address) / RENO (City) / NV (State) / 89502 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X REGISTERED AGENTS INC. Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 11/26/2014 (Date)

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **LINKREASE, INC.**, did on November 26, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 26, 2014.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20141126-1019
You may verify this certificate
online at **http://www.nvsos.gov/**

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20150461724-42
	Filing Date and Time 10/20/2015 12:49 PM
	Entity Number E0597142014-6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Linkrease, Inc.
Entity Number: E0597142014-6

2. The articles have been amended as follows: (provide article numbers, if available)

Original Articles of Incorporation Document Number: 20140781096-98
Amend Article 3
Description of amendment: increase authorized common shares from 1,000 to 10,000,000.

New text:
"Article 3. Authorized Stock (number of shares corporation is authorized to issue).
Number of shares with par value: 10,000,000
Par value per share: $0.00010
Number of shares without par value: 0"

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Dave Grasso

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.